EXHIBIT 99.1

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FINANCIAL STATEMENTS OF HUTA DUNA, INC., D/B/A, DREAMTIME BABY
Balance Sheets
Statements of Operations
Statements of Stockholders’ Equity
Statements of Cash Flows

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
BabyUniverse, Inc.
Fort Lauderdale, Florida

We have audited the accompanying balance sheets of Huta Duna, Inc., dba Dreamtime Baby (the “Company”) as of December 31, 2004 and 2003, and the related statements of operations, stockholder’s equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Huta Duna, Inc., dba Dreamtime Baby as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
November 1, 2005

HUTA DUNA, INC.
(d/b/a/ Dreamtime Baby)
BALANCE SHEETS

	December 31,
			June 30, 2005
	2004	2003

			(unaudited)
ASSETS
Current Assets:
Cash and equivalents	$655,268	$470,255	$487,751
Credit card payments receivable	83,096	59,490	112,407
Inventories	148,200	136,454	392,997
Prepaid expenses and income taxes	—	2,844	—
Vendor deposits	21,672	—	—

Total Current Assets	908,236	669,043	993,155
Property and equipment, net	15,714	2,104	12,529
Deposits	7,644	7,644	7,644

Total Assets	$931,594	$678,791	$1,013,328

	December 31,		June 30, 2005

	2004	2003

			(unaudited)
LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accounts payable	$281,190	$238,759	$321,366
Accrued expenses	50,088	82,302	72,152
Customer refunds	54,440	30,508	42,236
Deferred income	54,916	63,375	70,991
Officer’s salary payable	—	200,000	—
Income taxes payable	5,703	—	7,000

Total Current Liabilities	446,337	614,944	513,745

Commitment and contingency	—	—	—
Stockholder’s Equity
Common stock (no par value, 5,000 shares authorized, issued and outstanding)	40,000	40,000	40,000
Stockholder demand note receivable	(40,140)	(40,140)	(40,140)
Retained earnings	485,397	63,987	499,723

Total stockholder’s equity	485,257	63,847	499,583

Total Liabilities and Stockholder’s Equity	$931,594	$678,791	$1,013,328

The accompanying notes are an integral part of these financial statements.

HUTA DUNA, INC.
(d/b/a/ Dreamtime Baby)
STATEMENTS OF INCOME (OPERATIONS)

	Year ended December 31,		Six months ended June 30,

	2004	2003	2005	2004

			(unaudited)	(unaudited)
Net sales	$6,496,320	$4,672,102	$4,314,908	$3,179,221
Cost of sales	4,342,873	3,064,782	2,794,969	2,224,246

Gross profit	2,153,447	1,607,320	1,519,939	954,975
Selling, general and administrative expenses	1,727,501	1,569,348	841,041	1,044,807

Income from operations	425,946	37,972	678,898	(89,832)
Other income (expense):
Interest income	1,967	3,921	1,456	975
Interest expense	—	(3,793)	—	—

Total other income (expense)	1,967	128	1,456	975

Income before provision for income taxes	427,913	38,100	680,354	(88,857)
Provision for income taxes	6,503	14,100	16,028	—

Net Income (Loss)	$421,410	$24,000	$664,326	$(88,857)

The accompanying notes are an integral part of these financial statements.

HUTA DUNA, INC.
(d/b/a/ Dreamtime Baby)
STATEMENTS OF STOCKHOLDER’S EQUITY

	Common Stock		Stockholder Demand Note Receivable	Retained Earnings

	Shares	Amount			Total

Balance at December 31, 2002	5,000	$40,000	$(40,140)	$39,987	$39,847
Net Income for the year ended December 31, 2003				24,000	24,000

Balance at December 31, 2003	5,000	40,000	(40,140)	63,987	63,847
Net Income for the year ended December 31, 2004				421,410	421,410

Balance at December 31, 2004	5,000	40,000	(40,140)	485,397	485,257
Net Income for the six months ended June 30, 2005 (unaudited)				664,326	664,326
Stockholder distributions				(650,000)	(650,000)

Balance at June 30, 2005 (unaudited)	5,000	$40,000	$(40,140)	$499,723	$499,583

The accompanying notes are an integral part of these financial statements.

HUTA DUNA, INC.
(d/b/a/ Dreamtime Baby)
STATEMENTS OF CASH FLOWS

	Year ended December 31,		Six months ended

	2004	2003	2005	2004

			(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$421,410	$24,000	$664,326	$(88,857)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	4,654	490	3,185	2,201
(Increase) decrease in:
Credit card payments receivable	(23,606)	(14,091)	(29,311)	59,490
Inventories	(11,746)	(86,591)	(244,797)	(34,312)
Prepaid expenses and income taxes	2,844	(2,844)	—	(14,000)
Vendor deposits	(21,672)	—	21,672	—
Deposits	—	—	—	—
Increase (decrease) in:
Accounts payable	42,431	92,772	40,176	148,052
Accrued expenses	(32,214)	(11,310)	22,064	(21,720)
Customer refunds	23,932	30,508	(12,204)	68,276
Deferred income	(8,459)	24,537	16,075	3,419
Officer’s salary payable	(200,000)	200,000		(200,000)
Income taxes payable	5,703	(6,912)	1,297	—

Net cash provided (used) by operating activities	203,277	250,559	482,483	(77,451)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(18,264)	(886)	—	(16,614)

Net cash provided (used) by investing activities	(18,264)	(886)	—	(16,614)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of common stock	—	—	—	—
Loans to stockholder	—	(11,383)	—	—
Stockholder distributions	—	—	(650,000)
Proceeds (repayment) of stockholder note	—	(96,048)	—	—

Net cash provided (used) by financing activities	—	(107,431)	(650,000)	—

NET INCREASE (DECREASE) IN CASH	185,013	142,242	(167,517)	(94,065)
Cash and equivalents, beginning of period	470,255	328,013	655,268	470,255

Cash and equivalents, end of period	$655,268	$470,255	$487,751	$376,190

SUPPLMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$—	$3,793	$—	$—

Cash paid during the period for income taxes	$800	$21,012	$—	$—

The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS OF HUTA DUNA, INC., D/B/A, DREAMTIME BABY

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Huta Duna, Inc., d/b/a Dreamtime Baby (“the Company”) was incorporated in the State of California on December 21, 2001. The Company’s authorized capital stock consists of 5,000 shares of common stock, with no par value.

BUSINESS

The Company is an online retailer of brand name baby products through its website, DreamTimeBaby.com.

UNAUDITED INTERIM RESULTS

The accompanying balance sheet as of June 30, 2005, the statements of operations for the six months ended June 30, 2004 and 2005, the statements of cash flows for the six months ended June 30, 2004 and 2005 and the statements of changes in stockholder’s equity for the six months ended June 30, 2005 are unaudited.  The unaudited interim financial statements have been prepared  on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal  recurring adjustments, necessary  to present fairly the Company’s financial position, results of operations and cash flows for the six months ended June 30, 2004 and June 30, 2005.  The financial data and other information disclosed in these notes to financial statements related to the six months ended June 30, 2004 and June 30, 2005 are unaudited.  The results for the six months ended June 30, 2005 are not necessarily indicative of the results to be expected for the year ending December 31, 2005 or for any other interim period or for any future year.

USE OF ESTIMATES

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.  In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and operations for the period then ended.  Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

CASH AND CASH EQUIVALANTS

The Company considers all short-term investments, money market funds and highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments consist primarily of cash, credit card payments receivable, accounts payable and accrued liabilities.  The carrying amounts of such financial instruments approximate their respective estimated fair values due to the short-term maturities and approximate market interest rates of these instruments.  The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

CONCENTRATION OF CREDIT RISK

FASB Statement No. 105 requires disclosure of information about financial instruments with concentrations of credit risk. Financial instruments are defined as cash, evidence of an ownership interest in an entity, or a contract that both (a) imposes on one entity a contractual obligation (1) to deliver cash or another financial instrument to a second entity or (2) to exchange financial instruments on potentially unfavorable terms with the second entity and (b) conveys to that second entity a contractual right (1) to receive cash or another financial instrument from the first entity or (2) to exchange other financial instruments on potentially favorable terms with the first entity. Credit risk is defined as the risk of a counterparty’s failure to perform according to the terms of the contract.

Financial instruments which potentially expose the Company to concentrations of credit risk, as defined by Statement 105, consist primarily of cash and credit card payments receivable.

The Company maintains its cash balances in a Pasadena, California area financial institution. The Company’s deposits at this financial institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. From time to time, the Company’s deposits significantly exceed the insured limits.

CREDIT CARD PAYMENTS RECEIVABLE

Credit card payments receivable consist primarily of charges to customers for internet sales.  Such balances are generally available for deposit to the Company’s bank account within two days following the sale. Management believes that all credit card payments receivable as of December 31, 2004 and December 31, 2003 and June 30, 2005 are fully collectible. Accordingly, no reserve for bad debts exists at December 31, 2004, December 31, 2003 and June 30, 2005.

INVENTORIES

Inventories consist of finished goods and are stated at the lower of cost or market. Cost is determined on a first-in, first-out (FIFO) basis.

REVENUE RECOGNITION

The Company recognizes revenues when from product sales, net of any discounts, when the products are shipped to customers. Shipping and handling charges paid by customers are included in net sales, and the related costs are included in cost of sales.  The Company provides an allowance for sales returns and refunds in the period of sale based on historical experience. At December 31, 2004 and December 31, 2003 the allowance for sales returns was $54,440 and $30,508, respectively.  The allowance as at June 30, 2005 and June 30, 2004 were $42,236 (unaudited) and $98,784 (unaudited), respectively.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2004 and December 31, 2003 were $510,575 and $576,466, respectively.  Advertising expense for the six months ended June 30, 2005 and June 30, 2004 were $334,561 (unaudited) and $286,922 (unaudited) respectively.

SHIPPING COSTS

Shipping costs are included in Selling, General and Administrative expenses. Shipping costs for the years ended December 31, 2004 and December 31, 2003 were $507,289 and $361,641, respectively. Shipping costs for the six months ended June 30, 2005 and June 30, 2004 were $317,761 (unaudited) and $256,924 (unaudited), respectively.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from 2 to 7 years.  Replacements, maintenance and repairs that do not extend the lives of the respective assets are charged to expense as incurred.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG–LIVED ASSETS TO BE DISPOSED OF

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Assets subject to disposal are reported at the lower of the carrying amount or fair value less costs to sell.

INCOME TAXES

For the year ended December 31, 2003, the Company accounts for income taxes using SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been included in the financial statements or income tax returns.  Under this method, deferred tax assets and liabilities are determined based upon the difference between the financial statements and income tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Effective July 1, 2004 the Company’s stockholder elected under the Internal Revenue Code and California state law to be taxed as an S corporation. In lieu of federal corporate income taxes, the stockholder is taxed on the proportionate share of the Company’s net income. Accordingly, no provision or liability for federal income taxes has been made in the accompanying financial statements for the period from July 1, 2004 through December 31, 2004 and for the six months ended June 30, 2005.  California does impose a corporate income tax on S corporations. A provision and liability for California state income taxes has been made in the accompanying financial statements for the period from July 1, 2004 through December 31, 2004 and for the six months ended June 30, 2005.

RECENTLY ISSUED ACCOUNTING STANDARDS

In June 2001, FASB issued SFAS No 143, Accounting for Asset Retirement Obligations, which provides standards on the accounting for obligations associated with the retirement of long-lived assets. SFAS No 143 is effective for fiscal years beginning after June 15, 2002.  The adoption of this statement did not have a significant impact on the Company’s financial statements.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses exit or disposal activities including one-time involuntary employee termination benefits, contract termination costs and costs to consolidated facilities or relocate employees.  Existing accounting guidelines (principally Emerging Issue Task Force Issue 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity) require companies to recognize a liability when management commits itself or announces plans to exit or dispose of an activity. SFAS No. 146 will prohibit companies from recognizing an exit or disposal liability until the liability has been incurred, generally the “communication date” for one-time termination benefits and the contract termination or “cease use date “ for contract costs, and will require these liabilities to be  measured at fair value.  This statement is effective for exit or disposal activities initiated after December 31, 2002. The adoption of the provisions of this statement did not have an impact on the Company’s financial statements.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. SFAS No 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.  The adoption of this statement did not have an impact on the Company’s financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity.  In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities.  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.  The adoption of this statement did not have an impact on the Company’s financial statements.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs—an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB No 143, Chapter 4, “Inventory Pricing” Paragraph 5 of ARB No 143, Chapter 4, previously stated that “under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period changes.  This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal”.

In addition, this statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities.  This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005.  Management does not expect adoption of SFAS No. 151 to have a material impact, if any, on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment to Opinion No 29, Accounting for Nonmonetary Transactions. SFAS No 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board.  The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance.  Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  SFAS No. 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2002.  Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004.  Management does not expect adoption of SFAS No. 153 to have a material impact, if any, on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment. SFAS 123(R) amends SFAS No. 123, Accounting for Stock-Based Compensation, and APB Opinion No 25, Accounting for Stock Issued to Employees. SFAS No. 23 (R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements.  SFAS No. 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the company’s shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of a company’s shares or other equity instruments.

This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005.  Management is currently assessing the impact of this statement on its financial position and results of operations for the third and fourth quarter 2005. In the interim, the Company is continuing to use the intrinsic value method in estimating employee stock compensation expense based on the fair value method of accounting.  This method is allowed under SFAS No. 148, which amended SFAS No. 123 in December 2002, and pro forma disclosure of fair value amounts is provided.

In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities – an Interpretation of ARB No 51, Consolidated Financial Statements.  This interpretation addresses consolidation by business enterprises of entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.  Variable interest entities are required to be consolidated by their primary beneficiaries if they do not effectively disperse risks among the parties involved. The primary beneficiary of a variable interest entity is the party that absorbs a majority of the entity’s expected losses or receives a majority of its expected residual returns.  In December 2003, the FASB amended FIN 46, now known as FIN 46 Revised (“FIN 46R).  The requirements of FIN 46R are effective no later than the end of the first reporting period that ends after March 15, 2004. A company that has applies FIN 46 to an entity prior to the effective date of FIN 46R shall either continue to apply FIN 46 until the effective date of FIN 46R at an earlier date.  The adoption of this interpretation did not have an impact on the Company’s  financial statements.

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31,
			June 30, 2005
	2004	2003

			(unaudited)
Furniture	$980	$—	$980
Equipment	8,924	1,640	8,924
Vehicles	11,310	1,310	11,310

	21,214	2,950	21,214
Less: Accumulated depreciation	5,500	846	8,685

Property and equipment, net	$15,714	$2,104	$12,529

Depreciation expense amounted to $4,654 and $490 for the years ended December 31, 2004 and December 31, 2003, respectively and $3,185 (unaudited) and $2,201 (unaudited) for the six months ended June 30, 2005 and June 30, 2004, respectively.

NOTE 3 – CONCENTRATIONS

MAJOR VENDORS

Net purchases from vendors in excess of 10% of total purchases approximated the following percentages during the years ended December 31, 2004 and December 31, 2003 and the six months ended June 30, 2005 and June 30, 2004:

	Year ended December 31,		Six months ended June 30,

	2004	2003	2005	2004

			(unaudited)	(unaudited)
Related party	18%	18%	25%	27%
Unrelated party	20%	17%	22%	25%
Unrelated party	—	—	20%	—

Management believes no risk is present under this arrangement due to other suppliers being readily available.

NOTE 4 – STOCKHOLDER DEMAND NOTE RECEIVABLE

The stockholder demand note receivable consists of an unsecured non-interest bearing demand note receivable from the Company’s sole stockholder.

NOTE 5– NOTE PAYABLE, STOCKHOLDER

As of December 31, 2002 the Company had a note payable to its sole stockholder equal to $96,048.  This note bore interest at 5.0% per annum, was unsecured and payable on demand.  The note was repaid during 2003.

NOTE 6 – COMMITMENT AND CONTINGENCY

OPERATING LEASE OBLIGATIONS

The Company has an operating lease for real property used in operations. The operating lease for office and warehouse space has been extended to March 31, 2006 at a monthly rental of approximately $4,200.  Future lease commitments under the long-term operating lease as of December 31, 2004 are as follows:

Year Ending December 31,	Amount

2005	$50,000
2006	12,600

$62,600

NOTE 7  – PROFIT SHARING PLAN

The Company has a profit sharing plan which covers all employees that meet the plan’s eligibility requirements.

Contributions to the profit sharing plan are made at the discretion of the Company’s management.  Contributions made to the plan for the years ended December 31, 2004 and December 31, 2003 are approximately $26,000 and $50,000, respectively.

Contributions made to the plan for the six months ended June 30, 2005 and June 30, 2004 are approximately $0 (unaudited) and $26,484 (unaudited), respectively.

NOTE 8  – RELATED PARTY TRANSACTIONS

The Company makes significant purchases of inventory products sold by a company owned by a relative of the stockholder. The transactions are made at arms length. Purchases from and accounts payable balances to the related party were as follows:

For the years ended December 31,

	Inventory Purchases	Related Party Accounts Payable as of December 31,

2003	$728,000	$105,000
2004	$963,000	$121,000

For the six months ended June 30,

	Inventory Purchases	Related Party Accounts Payable as of June 30,

	(unaudited)	(unaudited)
2004	$503,000	$146,000
2005	$690,000	$239,000

NOTE 9  – PROVISION FOR INCOME TAXES

The income tax provision for the year ended December 31, 2004 includes the period from January 1, 2004 through June 30, 2004, when the Company was taxed as a C corporation and the period from July 1, 2004 through December 31, 2004 when the Company was taxed as an S-Corporation.  As an S-Corporation the Company does not recognize deferred taxes as the tax effects of its operations are passed through to its sole shareholder. The relief of the deferred tax liability (or asset) on July 1, 2004, when the S-Corporation election was made, has been recorded as income tax expense (or benefit) during the year ended December 31, 2004.  The six month period ended June 30, 2005 has no deferred taxes as the Company was operating as an S-Corporation.  As such, income tax expense for that period will not be comparable to the same period in the previous year.

The components of the income tax provision for the years ended December 31, 2004 and December 31, 2003 and for the six months ended June 30, 2005 and June 30, 2004 were as follows:

	Years ended December 31,		Six months ended June 30,

Current	2004	2003	2005	2004

			(unaudited)	(unaudited)
Federal	$—	$8,418	$—	$—
State	6,503	5,682	16,028	—

Total	$6,503	$14,100	$16,028	$—

A reconciliation between statutory tax rates and the Company’s effective tax rates for the years ended December 31, 2004, December 31, 2003, December 31, 2002 and the six months ended June 30, 2005 and June 30, 2004 follows:

	Years ended December 31,		Six months ended June 30,

	2004	2003	2005	2004

Income taxes at stautory tax rate	34.0%	34.0%	n/a	34.0%
State taxes, net of federal tax benefit	5.8%	5.8%	n/a	5.8%
Stautory tax rate applied to S-Corporation status	(26.7)%	—	—	—
Permanent differences and other	—	(2.8)%	—	(39.8)%

Effective tax rate	1.5%	37.0%	n/a	0.0%

NOTE 10  – SUBSEQUENT EVENTS

CHANGE OF CONTROL

On September 13, 2005 the Company’s sole stockholder sold 100 percent of the Company’s outstanding common stock to BabyUniverse, Inc. in consideration for $6,399,400 in cash and 53,165 shares of BabyUniverse, Inc. common stock valued at $491,245.